SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2010

______________

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, NC 27604
(Address of principal executive offices) (Zip Code)

919-872-4924
(Registrants’ telephone number, including area code)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2010, the Company held its annual meeting of stockholders. The final vote of the matters presented for a vote at such meeting was as follows:

Matter		For	Against	Abstain/ Withheld	Broker Non-Votes
(1)	Election of Directors:				2,887,277
	Gene H. Anderson	56,899,055	--	358,347
	Edward J. Fritsch	56,973,069	--	284,333
	David J. Hartzell	57,170,182	--	87,220
	Lawrence S. Kaplan	57,160,456	--	96,946
	Sherry A. Kellett	57,168,995	--	88,407
	L. Glenn Orr, Jr.	56,896,845	--	360,557
(2)	Ratify appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010	60,064,993	63,709	15,977	--
(3)	Amendment to Employee Stock Purchase Plan	57,007,308	202,211	47,883	2,887,277

As a result of the election of directors at the annual meeting, the Company’s board of directors now consists of the following persons:

Director	Term Expiring
Thomas W. Adler	2011
Gene H. Anderson	2011
Edward J. Fritsch	2011
David J. Hartzell	2011
Lawrence S. Kaplan	2011
Sherry A. Kellett	2011
L. Glenn Orr, Jr.	2011
O. Temple Sloan, Jr.	2011

Item 8.01.	Other Events.

On May 12, 2010, we sold our equity interests in a series of unconsolidated joint ventures relating to properties in Des Moines, Iowa.  The assets in the joint ventures included 2.5 million square feet of office (1.7 million square feet), industrial (788,000 square feet) and retail (45,000 square feet) as well as 418 apartment units. In connection with the closing, we received $15 million in cash. We had a negative book basis in certain of the ventures, primarily as a result of prior cash distributions to the partners. Accordingly, we will record a net gain of approximately $25 million, which will be reflected in our second quarter financial results. As of the closing date, the joint ventures had approximately $170 million of secured debt, which was non-recourse to us except (1) in the case of customary exceptions pertaining to matters such as misuse of funds, borrower bankruptcy, unpermitted transfers, environmental conditions and material misrepresentations and (2) approximately $9.0 million of direct and indirect guarantees. We have been released by the applicable lenders from all such direct and indirect guarantees and we have no ongoing lender liability relating to such customary exceptions to non-recourse liability with respect to some, but not all, of the debt. The buyer has agreed to indemnify and hold us harmless from any and all future losses that we suffer as a result of our prior investment in the joint ventures (other than losses directly resulting from our acts or omissions). In the event we are exposed to any such future loss, our financial condition and results of operations would not be adversely affected unless the buyer defaults on its indemnification obligation.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

No.           Description

10             Amended and Restated Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

Dated:  May 17, 2010